United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2009

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009 David A. George was appointed to the Board of Directors (the “Board”) of American CareSource Holdings, Inc. (the “Registrant”).  Mr. George was also appointed to serve as non-executive Chairman of the Board of the Registrant.  Mr. George will participate in the Registrant’s director compensation plan to the same extent as the other members of the Board.

In connection with his appointment to the Board, Mr. George was granted (i) a stock option to purchase 100,000 shares of the Registrant’s common stock, at an exercise price of $4.63, the closing price of the Registrant’s common stock as reported on The NASDAQ Capital Market on July 21, 2009 and (ii) 3,333 restricted stock units.  The stock option and restricted stock units vest in equal successive annual installments over a 5-year period.

In 2006, the Registrant issued to Mr. George, who was at the time a director of the Registrant, for consulting services through 2007 (i) 50,000 options with a fair value of $113,670.69; and (ii) 100,000 options with a fair value of $75,858.97.  The strike price of the options was set at the market price of the stock at the date of grant.  Mr. George exercised 116,667 of these options in December 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: July 27, 2009	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Principal Accounting Officer and Controller